Exhibit 10.1


                              MANAGEMENT AGREEMENT
                              --------------------

      This MANAGEMENT AGREEMENT (this "Agreement") dated as of May 23, 2003 is made by and between Cross Media Marketing Corporation, a Delaware corporation ("Cross Media"), Media Outsourcing, Inc., a Delaware corporation ("Media"), National Syndications, Inc., a Delaware corporation ("NSI" and collectively with Cross Media and Media, the "Company") and Getzler Henrich & Associates LLC (the "Manager"), a Delaware limited liability company.

                                  Recitals:
                                  ---------

      WHEREAS, the parties hereto desire to enter into this Agreement to set forth the basis on which the Manager will perform management services for the Company, all as set forth more fully in this Agreement.

      NOW, THEREFORE, in consideration of the promises and covenants set forth herein, and intending to be legally bound hereby, the parties to this Agreement hereby agree as follows:

      1. Engagement. The Company hereby engages the Manager as an independent con-tractor to the Company, and the Manager hereby accepts such engagement, on the terms and conditions set forth in this Agreement. The Company is hereby acquiring from the Manager the services of, Peter A. Furman ("Furman"), as well as such additional professionals that may be necessary. All compensation for the services and actions of Furman and the Manager's other professionals that may perform services on the Company's behalf under this Agreement will be paid by the Company directly to the Manager.

      2. Duties.

            (a) The Company represents to the Manager that it has duly approved the retention of the Manager and approved the terms of this Agreement, including the appointment of Furman as the Chairman of the Board, Chief Executive Officer and Chief Restructuring Officer (hereinafter collectively "CRO") and election as a member of the Board of Directors of the Company. The Manager will assign Furman to act in various managerial capacities to carry out the services described herein as required of the Manager and as described below.

            (b) Furman, in his role as CRO, shall be authorized but not required to make final and binding decisions with respect to all aspects of the management and operation of the Company's business including, without limitation, organization, human resources, marketing, sales, logistics, finance, administration, managing outside professionals and such other areas as he may identify, in such manner as he deems necessary or appropriate in his sole discretion consistent with the business judgment rule. The CRO shall report regularly to the Board of Directors and shall seek the approval of the Board of Directors for any transactions of a type typically subject to such approval. In view of the Company's precarious present circumstances, the Company acknowledges that Furman and the Manager's other professionals may be required to make decisions with respect to extraordinary measures quickly. Consequently, the depth of their analysis of the information on which their decisions will be based may be limited in some

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respects due to the availability of information, time constraints and other factors. Moreover Furman and the Manager's other professionals shall be entitled, in performing their duties hereunder on behalf of the Manager, to rely on information disclosed or supplied to them by the Company's officers, employees and representatives and specifically the Company President without verification or warranty of accuracy or validity.

            (c) The Manager shall cause Furman to devote sufficient business time to the performance of services for the Company hereunder on behalf of the Manager. However, there is no minimum daily or weekly hourly requirements. Additionally, The Manager will cause such additional professionals that may be necessary to devote sufficient time to carry out the scope of services outlined herein. During the first sixty (60) days from the filing of a case under the Bankruptcy Code by the Company, the CRO shall obtain approval of the Board of Directors before taking any action to (i) liquidate the Company or otherwise take steps towards winding down the Company's business, including (but not limited to) terminating key employees or significant numbers of non-key employees, or (ii) terminate the employment of senior executives of the Company. After such period, the CRO may take steps toward winding down the Company in his discretion.

            (d) In undertaking to provide the services set forth herein, the Manager does not guarantee or otherwise provide any assurances that it will succeed in restoring the Company's operational and financial health and stability. The Company's obligation to pay the Manager's compensation and reimbursement of expenses (as specified below under Section 4(a) and Section 4(b), respectively) shall not be conditioned upon any particular results being achieved by the Manager.

            (e) Furman and the Manager's other professionals will have authority to report to the Agent (as defined below) on their conclusions and recommendations, as long as in making such reports or otherwise communicating such conclusions and recommendations, Furman and the Manager's other professionals maintain the dynamic of the debtor-creditor relationship between the Company and the Agent. The Company understands that Furman and the Manager's other professionals will communicate with the Company's creditors and their respective professionals as to the status of operations and the Company's restructuring plans.

            3. Term. The term of the Manager's engagement hereunder shall commence on the day this Management Agreement is signed and shall continue until the earlier of (i) termination for cause by Board of Directors of Cross Media and (ii) indefeasible payment in full of the "Obligations" under the Credit Agreement dated as of March 19, 2002, as amended, by and between the Company as the borrower and Fleet National Bank, as agent for itself and the lenders named therein (the "Agent"). This engagement may be terminated by either the Board of Directors of Cross Media, in accordance with clause (i) of preceding sentence or the Manager, at any time, upon providing 15 (fifteen) days written notice thereof to the other party. However, such termination shall not affect the Company's obligation to pay the Manager for fees and expenses accruing through the termination date. This Agreement may be terminated by the Manager at any time if its invoices rendered pursuant to Section 4 below are not paid when presented. This Agreement shall be terminated without notice or action by any party if at any time the Manager and its personnel cease to be covered under the D&O policy (as defined below), or if such D&O policy is terminated or the coverage thereunder is reduced or limited.


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The Company agrees (i) in the event the Company becomes a debtor in a bankruptcy proceeding, to cause the filing of such pleadings necessary to continue to retain the Manager and (ii) that termination of the Manager by the Board of Directors of Cross Media without cause shall be deemed an "Event of Termination" under any Forbearance Agreement in effect from time to time between the Company and the Agent.

            4. Compensation. The Manager's compensation hereunder shall consist of the following:

               (a) Fees for the services set forth above will be based on the hours charged at standard hourly rates that are in effect when the services are rendered; rates generally are revised annually. Current hourly rates are as follows:


                                           Rates per Hour
                                           --------------
                Principals/Managing        $300-$400
                Directors
                Associates                 $240-$300
                Paraprofessionals          $75-$100

               (b) Reimbursement of the Manager's reasonable expenses including, but not limited to, costs of travel, lodging, meals and other expenses directly relating to this engagement.

The Manager will require weekly payments from the Company throughout the course of the engagement. The first request will be made on May 14, 2003, which amount will be an estimate of the fees and expenses incurred during the initial commencement period. The Manager will also submit to the Company weekly invoices for all services rendered and expenses incurred; these invoices, net of any payments received during the invoice period, as well as all required weekly payments are payable immediately upon receipt via wire transfer to the following account:

      [ACCOUNT INFORMATION INTENTIONALLY OMITTED]

It is the Manager's policy to receive a security retainer before the commencement of its activities under this Agreement, to be held by the Manager throughout the term of this engagement. Given the magnitude and scope of the services requested by the Company, the Manager requires a retainer of $85,000.00. The Company will wire transfer this amount into the Manager's bank account noted above, and the retainer will be returned to the Company upon payment in full of the Manager's outstanding invoices or applied to any outstanding invoices at the conclusion of the Manager's engagement.

      5. Confidentiality.

      (a) Except as provided in Section 2(e) above, Furman and the Manager's other professionals each agree to treat any information received from the Company or its representatives with utmost confidentiality, and except as provided in this Agreement, will not publicly disclose in any manner

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confidential information, distribute or disclose in any manner any information developed by or received from the Company or its representatives without the Company's prior approval. Such approval shall not be unreasonably withheld. The Company's approval is not needed if either the information sought is required to be disclosed by an order binding on the Manager, issued by a court having competent jurisdiction over the Manager (unless such order specifies that the information to be disclosed is to be placed under seal), or such information is otherwise publicly available.

      6. Representations and Warranties.

            As an inducement to the Manager to enter into this Agreement, the Company represents and warrants to the Manager the following:

            (a) The Company corporations are duly organized and validly existing under the laws of the jurisdiction in which they were organized and have all requisite corporate powers to enter into this Agreement.

            (b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein or therein nor compliance by the Company with any of the provisions hereof or thereof will: (i) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to it; or (ii) require the consent, approval, permission or other authorization of, or qualification or filing with or notice to, any court, arbitrator or other tribunal or any governmental, administrative, regulatory or self-regulatory agency or any other third party.

            (c) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

            (d) To the actual knowledge of the Company, without inquiry or investigation, the Company is not aware of any document or written statement regarding the Company furnished to the Manager by any member of senior management of the Company which contained, when made, any untrue statement of a material fact or omitted to state a fact necessary to make the statements made therein, in light of the circumstance under which they were made, not misleading, excluding: (i) statements which the Manager believes or has reason to believe, as of the date hereof, are inaccurate; and (ii) financial projections. To the actual knowledge of the Company, without inquiry or investigation, the Company is not aware of any fact that materially and adversely affects the business, operations, affairs, conditions, prospects or properties of the Company that has not been communicated to or known by the Manager prior to the date hereof. For purposes of this Agreement, the actual knowledge of the Company shall mean the actual knowledge of an officer or director of the Company.

      7. Insurance; Exculpation. Concurrently with the execution of this Agreement, the Company is causing its insurance broker to add Manager and all of its personnel who perform services for the Company hereunder, including Furman (collectively, the "Covered Parties"), to its existing Officers & Directors insurance Policy (the "D&O" policy) and to send copies of all documentation and other communications regarding the D&O policy, including without limitation any expiration, renewal or cancellation thereof, to the attention of Furman. Upon any

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cancellation or nonrenewal of the D&O policy, the Company shall exercise its rights (and hereby authorizes Manager to exercise such rights on the Company's behalf) to extend the claim period for a one-year "discovery period" and shall exercise such rights and pay such premiums required thereunder. If the Manager or any other Covered Party is requested or required to appear and/or testify before any tribunal by the Company or any creditor thereof, whether or not pursuant to lawful process, all time spent and reasonable out-of-pocket expenditures incurred by the Manager in connection therewith, including for legal counsel, shall be considered to have been performed under the terms of this Agreement, and the Manager shall be entitled to receive payment of fees and reimbursement of expenses therefor. Neither the Manager nor any other Covered Party shall have any liability to the Company or any of the officers, directors, shareholders, employees or agents of the Company or any other party to whom Manager or any Covered Party might be liable in connection with the services under this Agreement except for liability determined by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct of the Manager.

      8. Independent Contractor. The parties intend that the Manager shall render services hereunder as an independent contractor, and nothing herein shall be construed to be inconsistent with this relationship or status. The Manager shall not be entitled to any benefits paid by the Company to its employees. The Manager shall be solely responsible for any tax consequences applicable to the Manager by reason of this Agreement and the relationship established hereunder, and the Company shall not be responsible for the payment of any federal, state or local taxes or contributions imposed under any employment insurance, social security, income tax or other tax law or regulation with respect to the Manager's performance of management services hereunder. The parties agree that, subject to the terms and provisions of this Agreement, the Manager may perform any duties hereunder and set the Manager's own work schedule without day-to-day supervision by the Company.

      9. Conflicts. The Manager confirms that none of the principals or professional staff of the Manager has any financial interest or business connection with the Company, and the Manager is aware of no conflicts in connection with this Agreement.

      10. Amendments. Any amendment to this Agreement shall be made in writing and signed by the parties hereto.

      11. Enforceability. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted or as if such provision had not been originally incorporated herein, as the case may be.

      12. Construction. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of New York.

      13. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person

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or duly sent by certified mail, postage prepaid; by an overnight delivery service, charges prepaid; or by confirmed telecopy; addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor:

If to the Company:
------------------
Cross Media Marketing Corporation
461 Fifth Avenue, 19th Floor
New York, NY  10017

      Attention:  Ronald Altbach


If to the Manager:
------------------
Getzler Henrich & Associates LLC
295 Madison Avenue
New York, NY  10017

      Attention:  Peter A. Furman
                  Managing Director

Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

      14. Waivers. No claim or right arising out of a breach or default under this Agreement shall be discharged in whole or in part by a waiver of that claim or right unless the waiver is supported by consideration and is in writing and executed by the aggrieved party hereto or his or its duly authorized agent. A waiver by any party hereto of a breach or default by the other party hereto of any provision of this Agreement shall not be deemed a waiver of future compliance therewith, and such provisions shall remain in full force and effect.

      IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.

                                    CROSS MEDIA MARKETING CORPORATION


                                    By:   _______________________________
                                          Name:  Ronald Altbach
                                          Title: Chief Executive Officer


                                    MEDIA OUTSOURCING, INC.


                                    By:   _______________________________
                                          Name:
                                          Title:


                                    NATIONAL SYNDICATIONS, INC.


                                    By:   _______________________________
                                          Name:
                                          Title:


                                    GETZLER HENRICH & ASSOCIATES LLC


                                    By:   _______________________________
                                          Peter A. Furman
                                          Managing Director